Exhibit 99.1

NKGen Biotech Selected as Stalking Horse Bidder for NKMax

●	Upon closing, the transaction would secure global IP rights for NKGen.
●	NKGen and its partners can begin to commercialize troculeucel in Korea, Japan and other markets where natural-killer (“NK”) cell therapy is already legal.
●	NKGen proposal included up to $18 million in committed funding.
●	Closing expected in 1Q 2025.

SANTA ANA, Calif., Dec. 02, 2024 (GLOBE NEWSWIRE) --NKGen Biotech, Inc. (Nasdaq: NKGN) (“NKGen” or the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous and allogeneic natural killer cell therapeutics, today announced it has been selected as the preferred stalking horse bidder for NKMax Co., Ltd. (“NKMax”) in NKMax’s court-managed rehabilitation process in South Korea. NKMax filed for rehabilitation in South Korea, roughly similar to Chapter 11 in the US, on April 18, 2024, and currently holds an approximate 25% equity interest in NKGen. NKGen’s proposal included up to $18 million in committed funding from a third-party investor. As is typical in US bankruptcies, there will now be a public offering process, with NKGen having final right of first refusal on any other qualified offers, with the final decision and ultimate rehabilitation plan approved by NKMax’s creditors and the court expected in February 2025 and closing thereafter (the “Acquisition”). NKGen and its financing partners expect to hold a majority of the equity of NKMax at closing.

NKMax currently holds master global rights to the intellectual property (“IP”) for troculeucel (formerly known as SNK01) and other proprietary IP that is licensed to NKGen for markets outside Asia. Such an acquisition is expected to put global rights under the control of NKGen. Prior to entering into the rehabilitation process, NKMax announced plans and commenced initial groundwork to commercialize the troculeucel treatment for Alzheimer’s and other neurodegenerative diseases in Japan and South Korea, where such NK cell treatment is legal already. Additional production capacity at NKMax’s GMP facility will be an added benefit which could help accelerate production for US trials.

“As we have made tremendous progress in our clinical program especially with the launch of our phase II trial for moderate stage Alzheimer’s disease, we felt that it was essential for us to preserve the very close scientific and clinical partnership with the NKMax team, rather than have NKMax acquired by someone without any cell therapy knowledge or experience”, commented Paul Y. Song, MD, Chairman and CEO of NKGen Biotech. “As we continue to work towards US FDA approval, we will be able to begin to commercialize troculeucel in countries like Japan, Thailand, Malaysia, Mexico and others where an autologous non-genetically modified cell therapy is considered as a legal treatment and already readily available. We believe that we will be much stronger and will deliver more value for our patients and shareholders when operated as one global team.”

NKGen does not believe the NKMax rehabilitation process has had any material negative impact on NKGen’s business or prospects.

About Troculeucel

Troculeucel is a novel cell-based, patient specific ex vivo expanded autologous natural killer (“NK”) cell, immunotherapeutic drug candidate. NKGen is developing troculeucel for the treatment of neurodegenerative disorders and a broad range of cancers. Troculeucel is the International Nonproprietary Name (“INN”) for SNK01 assigned by the World Health Organization (“WHO”). The WHO INN approval of troculeucel establishes a universally recognized nonproprietary drug name for SNK01 and marks a significant step on our journey toward bringing this therapy to market.

About NKMax

Founded in 2002 and headquartered in Seoul, South Korea, NKMax Co., Ltd. is a clinical-stage biotechnology company focused on advancing immune cell therapies. In addition to its therapeutic innovations, NKMax develops and commercializes bioreagents and immunodiagnostic kits, with revenues derived from these products as well as health supplements. In 2016, NKMax completed its GMP-certified manufacturing facility, and obtained approval from the Korean MFDS (Ministry of Food and Drug Safety) in 2018, strengthening its capabilities in high-quality cell therapy production.  Listed on the KOSDAQ, a South Korean stock exchange, NKMax’s trading has since been suspended during the course of ongoing rehabilitation efforts.

About NKGen Biotech

NKGen is a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous and allogeneic NK cell therapeutics. NKGen is headquartered in Santa Ana, California, USA. For more information, please visit www.nkgenbiotech.com.

Forward-Looking Statements

Statements contained in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the closing of the Acquisition, which may not close on the terms or timing anticipated, or at all, the satisfaction or waiver of any conditions to the closing of the Acquisition, the anticipated impacts or benefits of the Acquisition, the closing of the expected funding for the Acquisition, the risk of shareholder litigation in connection with the Acquisition, including resulting expense or delay; the risk that NKMax’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, the successful and timely completion and the commercialization of troculeucel, statements regarding the Company’s plans and expected timing for developing troculeucel and SNK02, including the expected timing of completing and announcing further results from its ongoing clinical studies; and the Company’s expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that initial and interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; the risk that the abstract will not be published as planned including delays in timing, format, or accessibility; and NKGen’s ability to raise additional funding to complete the development of its product candidates. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website at www.sec.gov and on the Company’s website under the subheading “Investors—Financial and Filings”. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Internal Contact:

Denise Chua, MBA, CLS, MLS (ASCP)

SVP, Corporate Affairs

949-396-6830

dchua@nkgenbiotech.com

External Contacts:

Chris Calabrese

Managing Director

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com